UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 6, 2009

SUSPECT DETECTION SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-141211 (Commission File Number)	98-0511645 (IRS Employer Identification No.)

4 Nafcha Street
Jerusalem, Israel
 (Address of Principal Executive Offices, Zip Code)

011) (972) (2) 5001128
(Registrant's Telephone Number, Including Area Code)

Not applicable
-----------------------------------------------------------------------
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers;  Election of Directors; Appointment of Principal Officers.

On May 6, 2009, Constantin Stukalin resigned from his positions as Treasurer, Secretary and a director of Suspect Detection Systems, Inc., a Delaware corporation (the “Registrant”).  To fill the vacancies created by his resignation, on the same date, the board of directors of the Registrant (the “Board”) appointed Julius Klein as the Treasurer, Secretary and a Director, effective immediately, to serve at the discretion of the Board, until his successor(s) are duly appointed and qualified.  In connection with his appointment as an officer and a director of the Registrant, the Board has approved a one time issuance of 50,000 shares of the Registrant’s common stock.

Julius Klein (age 59) is a certified public accountant with extensive experience in SEC reporting. Since August 1987, Mr. Klein has been the managing partner at Marsh & Klein, Certified Public Accountants, where his duties include managing the preparation of financial statements, tax returns and consulting services. Mr. Klein obtained a BSC in Accounting and Finance from Wayne State University, Detroit, Michigan in 1972.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired.      Not applicable
(b) Pro forma financial information.                          Not applicable
(c) Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSPECT DETECTION SYSTEMS, INC.

By: /s/ Asher Zwebner
Name: Asher Zwebner
Title: Chief Executive Officer

Date:  May 7, 2009